               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                AMERICAN INDEPENDENCE CORP.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          AMERICAN INDEPENDENCE CORP.

                              -------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 13, 2003
                              -------------------

To Our Stockholders:

    We invite you to attend a special meeting of stockholders of American Independence Corp. (formerly SoftNet Systems, Inc.) to be held at 485 Madison Avenue, New York, New York 10022, 14th Floor at 10:00 a.m., local time on February 13, 2003. At this meeting, our stockholders will vote on a proposal to approve an amendment to our certificate of incorporation to effect a one-for-three reverse split of the outstanding shares of American Independence Corp.'s common stock. The purpose of the reverse stock split is to remain listed on the Nasdaq National Market.

    You may vote on this proposal in person by attending the special meeting or by proxy. The attached proxy statement provides details on voting by proxy. If you cannot attend the special meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed self-addressed stamped envelope so that your shares will be represented and voted at the special meeting in accordance with your instructions. Of course, if you attend the special meeting, you may withdraw your proxy and vote your shares.

    Only stockholders of record at the close of business on January 2, 2003 are entitled to notice of and can vote at the special meeting and any adjournment or postponement of the special meeting.

                                           By Order of the Board of Directors

                                           /s/ David T. Kettig
                                           .....................................
                                           DAVID T. KETTIG
                                           Chief Operating Officer and Secretary

New York, New York
January 3, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ---
Introduction................................................    1
About This Proxy Solicitation...............................    1
About the Special Meeting...................................    1
The Proposal................................................    3
Principal Effects of the Reverse Stock Split................    6
Vote Required; Recommendation of Board of Directors.........    9
Beneficial Ownership of AMIC Common Stock...................   10
Additional Information......................................   11
Other Matters...............................................   11
Appendix A -- Form of Certificate of Amendment to Second
  Amended and Restated Certificate of Incorporation.........  A-1

                          AMERICAN INDEPENDENCE CORP.

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

    The board of directors is soliciting proxies to be used at a special meeting of stockholders of American Independence Corp. ('AMIC' or 'the Company'). AMIC will begin mailing this proxy statement and the enclosed form of proxy to its stockholders on or about January 3, 2003.

    The board of directors is soliciting your proxy to vote for a proposal at the special meeting. You are invited to attend the special meeting and vote your shares directly. If you do not attend, you may vote by proxy, which allows you to direct another person designated by our board of directors to vote your shares at the special meeting on your behalf, using the accompanying proxy card. Even if you plan to attend the special meeting, please complete, sign and return the proxy card in case your plans change. You can always vote in person at the special meeting, even if you have already returned the proxy card.

                         ABOUT THIS PROXY SOLICITATION

    This proxy solicitation has two parts: the proxy card and this proxy statement.

THE PROXY CARD

    The proxy card permits you to vote by proxy, whether or not you attend the special meeting. When you sign the proxy card, you appoint certain individuals designated by our board of directors as your representatives at the special meeting. They will vote your shares of AMIC common stock at the special meeting as you have instructed on the proxy card. If a proposal properly comes up for a vote that is not on the proxy card, they will vote your shares as they deem appropriate.

THIS PROXY STATEMENT


    This proxy statement contains important information for you to consider when deciding how to vote on the proposal. Please read it carefully.



    AMIC will pay for soliciting these proxies. In addition to use of the mails, AMIC's directors, officers and employees may solicit proxies in person, by telephone, facsimile or by other means, in all cases without additional compensation. AMIC will reimburse brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of AMIC common stock.


                           ABOUT THE SPECIAL MEETING

WHEN AND WHERE

    AMIC will hold the special meeting on February 13, 2003 at 10:00 a.m., Eastern Time, at AMIC's offices at 485 Madison Avenue, New York, New York 10022, 14th Floor.

QUORUM REQUIREMENT

    AMIC's bylaws require that a majority of outstanding shares of AMIC common stock must be represented at the special meeting, whether in person or by proxy, constituting a quorum in order to transact business. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the special meeting.

THE PROPOSAL

    Stockholders will vote on the following proposal at the special meeting:

         Approval and adoption of an amendment to AMIC's Second Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split.

OTHER MATTERS

    Neither AMIC nor the board of directors intend to bring any other matters before the special meeting. The members of the board do not know of any other matters that will be presented for action at the special meeting. However, stockholders will be able to vote on any other matter that is properly presented at the special meeting.

THE STOCKHOLDERS


    As of the record date of January 2, 2003, there were 25,183,701 shares of AMIC common stock issued and outstanding. Only stockholders of record at the close of business on January 2, 2003, the record date, are entitled to vote at the special meeting and any adjournment or postponement of the special meeting. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder for any purpose relating to the special meeting for ten days prior to the meeting during ordinary business hours at AMIC's headquarters located at 485 Madison Avenue, New York, New York 10022.


VOTING AT THE SPECIAL MEETING

    You are entitled to one vote for each share of AMIC common stock that you owned of record at the close of business on January 2, 2003. The presence, in person or by proxy, of the holders of a majority of the common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions are counted as 'shares present' at the meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote 'against' any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for the proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal (so-called 'broker non-votes') are considered 'shares present' at the meeting for purposes of determining whether a quorum exists. Broker non-votes will affect the outcome because the proposal requires the affirmative vote of a majority of the outstanding shares of common stock. Broker non-votes will therefore have the effect of a vote 'against' the proposal.


    Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of AMIC common stock. As of January 2, 2003, the record date, there were 25,183,701 shares of AMIC common stock issued and outstanding. Madison Investors Corporation has informed the board of directors that it intends to vote for the proposal. As Madison Investors Corporation holds 5,000,000 shares of AMIC common stock, representing 19.9% of the outstanding shares, only 7,591,851 shares, representing 30.1% of the outstanding shares as of the record date will be necessary to approve the proposal.

HOW TO VOTE YOUR SHARES

    You may vote in one of two ways:

     Return your completed, signed and dated proxy card before the special meeting; or

     Cast a written ballot in person at the special meeting (you will need a legal proxy from your stockbroker if you hold your shares in street name).

VOTING BY PROXY

    The proxy card has simple instructions. By returning a completed proxy card before the special meeting, you will direct the appointed persons (known as 'proxies') to vote your shares at the special meeting in accordance with your instructions. The board of directors has appointed David T. Kettig and Teresa A. Herbert to serve as your proxies for the special meeting. If no voting instructions are indicated, then the proxies will vote your shares for the approval of the amendment to the Second Amended and Restated Certificate of Incorporation. If any other matters properly come before the special meeting, then the designated proxies will vote your shares in their discretion on such matters.

HOW TO REVOKE YOUR PROXY

    You may revoke your proxy at any time before it is exercised at the special meeting by any of the following means:

     Notifying AMIC's corporate secretary in writing (notice to be sent to AMIC's executive offices, the address for which is located on the first pages of this proxy statement);

     Submitting another proxy card with a later date; or

     Attending the special meeting and voting by written ballot (mere attendance at the special meeting will not be itself revoke your proxy).

                                  THE PROPOSAL

    The board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to AMIC's Second Amended and Restated Certificate of Incorporation effecting a one-for-three reverse split of AMIC's outstanding shares of common stock. The board of directors is seeking stockholder approval of this amendment.

    The text of the proposed amendment to effect the reverse stock split is attached hereto as Appendix A. The amendment to AMIC's Second Amended and Restated Certificate of Incorporation will effect a one-for-three reverse split of the shares of AMIC's common stock issued and outstanding, but will not change the number of authorized shares of common stock, the number of treasury shares held by AMIC or the par value of the common stock.

PURPOSE

    The board of directors approved the reverse stock split for the following reason:

     The board of directors believes the reverse stock split is the only effective means to increase AMIC's stock price to over $5.00 in order to avoid a delisting of our common stock from the Nasdaq National Market in the time period specified by the Nasdaq Listing Qualifications Panel (the 'Panel').


    The Board of Directors is authorized not to file the amendment to the Second Amended and Restated Certificate of Incorporation and not implement the reverse stock split, if after the Special Meeting, the Board of Directors determines that it would not be in the best interests of AMIC to effect the reverse stock split.


NASDAQ LISTING

    The purpose of the proposed reverse stock split of the common stock is to combine the issued and outstanding shares of common stock into a smaller number of shares so that they will trade at a higher price per share than their recent trading prices. Our common stock is quoted on the Nasdaq National Market under the symbol 'AMIC.' On December 30, 2002, the closing price per share of the common stock on the Nasdaq National Market was $2.60. The proposed reverse stock split resulted from a Nasdaq National Market delisting process that began in May 2002.

    On May 17, 2002, AMIC received a Nasdaq Staff Determination Letter stating that our common stock was no longer eligible for continued listing on the Nasdaq National Market as a result of AMIC having ceased operations of its last business segment. Subsequently, AMIC requested and was granted an oral hearing before the Panel to appeal the Nasdaq Staff Determination Letter, which stayed the delisting of the common stock pending the outcome of the hearing. On July 12, 2002, AMIC appeared before the Panel to present AMIC's plan to acquire First Standard Holdings Corp. ('FSHC'). On August 15, 2002, the Panel determined that AMIC would remain listed on the Nasdaq National Market, subject to meeting various conditions, including the completion of the acquisition of FSHC by December 31, 2002. The Panel also informed AMIC that immediately upon the consummation of the acquisition of FSHC, AMIC needed to evidence compliance with all requirements for initial listing on the Nasdaq National Market. On October 22, 2002, the Panel amended its decision to grant AMIC until December 31, 2002 to evidence compliance with Nasdaq's independent director and audit committee composition requirements. AMIC consummated the acquisition of FSHC on November 14, 2002 and satisfied the requirements for initial listing on the Nasdaq National Market except for the $5.00 bid price requirement and the independent director and audit committee composition requirements. On December 13, 2002, AMIC satisfied Nasdaq's independent director and audit committee composition requirements.

    On November 18, 2002, AMIC requested the Panel to waive the $5.00 per share bid price requirement. On November 26, 2002, the Panel denied the Company's waiver request, and determined to delist AMIC's securities effective upon the opening of trading on November 27, 2002. AMIC then requested the Panel not to delist the common stock because AMIC would seek stockholder approval for the implementation of a reverse stock split at a stockholders' meeting to be held not later than March 1, 2003. The Panel stayed the delisting and, on December 9, 2002, it superceded its November 26, 2002 decision to delist AMIC's securities and to continue listing AMIC's securities on the Nasdaq National Market subject to: (1) AMIC filing this proxy statement on or before December 31, 2002, to seek stockholder approval for a reverse stock split sufficient to satisfy the $5.00 per share bid price requirement; and (2) AMIC having a closing bid price of at least $5.00 per share on or before February 17, 2002. In the event AMIC fails to comply with the $5.00 bid price requirement or any other of the terms of the exception granted by the Panel, its securities will be delisted from the Nasdaq National Market.

    The board of directors believes that delisting will adversely affect AMIC and its stockholders. If our common stock was delisted from the Nasdaq National Market, our common stock may be traded on the Bulletin Board, as the current price for our stock is also below the minimum $4.00 per share bid price requirement for initial listing on the Nasdaq Smallcap Market. As a Bulletin Board stock, the liquidity of our common stock could be impaired in which case stockholders may not be able to acquire or dispose of their common stock as they are on the Nasdaq National Market, or, if they are able to do so, the prices may not reflect the prices that would be available in the more liquid market provided by the Nasdaq National Market. Thus, stockholders could be adversely affected. AMIC may also have more limited access to financial markets or other financial resources on the Bulletin Board than AMIC would have with common stock listed on the Nasdaq National Market. Many Bulletin Board stocks trade less frequently and in smaller volumes than Nasdaq National Market stocks. The per share price of Bulletin Board stocks may be more volatile than the per share price of Nasdaq National Market stocks. If our stock is traded on the Bulletin Board and a market maker sponsors us, we may have the price of our stock electronically displayed on the OTC Bulletin board, or OTCBB. However, if we lack sufficient market maker support for display on the OTCBB, we must have our price published by the National Quotations Bureau LLP in a paper publication known as the 'Pink Sheets.' The marketability of our stock would be even more limited if our price were to be published on the Bulletin Board using the Pink Sheets.

    The board of directors believes that remaining listed on the Nasdaq National Market will provide a broader market for our common stock and may facilitate the use of our common stock in financing transactions. The board of directors unanimously approved the reverse stock split as a means of increasing the share price of the common stock above $5.00 per share. If the stockholders do not approve the reverse stock split proposal, and the stock price does not otherwise increase to greater than $5.00 per share, AMIC expects its common stock to be delisted from the Nasdaq National Market and AMIC will seek to have the common stock authorized for quotation on the Bulletin Board.

    THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF THE COMMON STOCK; THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT.


    AMIC cannot predict whether the reverse stock split will result in the market price for the common stock remaining at or above $5.00 per share. The history of similar stock split combinations for companies in similar circumstances is varied.


     We cannot assure you that the market price per new share of AMIC common stock (the 'New Common Stock') after the reverse stock split will rise in proportion to the reduction in the number of old shares of AMIC common stock (the 'Old Common Stock') outstanding before the reverse stock split. For example, based on the closing price of the common stock on December 30, 2002 of $2.60 per share, we cannot assure you that the post-split price of AMIC's common stock would be $7.80 per share (3 times) or greater;

     We cannot assure you that the reverse stock split will result in a per share price that will attract brokers or investors who do not trade in lower-priced stocks;

     We cannot assure you that the market price per share of New Common Stock will either exceed or remain in excess of the $5.00 per share minimum bid price as required to meet the initial listing requirements for the Nasdaq National Market or that AMIC will otherwise meet or maintain the other continued listing requirements of the Nasdaq National Market for continued inclusion for trading on the Nasdaq National Market.

    The market price of the common stock will also be primarily determined by AMIC's financial performance and other factors, such as the performance of the economy and the insurance industry generally, which are unrelated to the number of shares outstanding. Furthermore, liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. Therefore, no assurance can be given that even if the reverse stock split is approved, that AMIC will be able to satisfy the initial listing requirements or the continued listing requirements for the Nasdaq National Market.

                  PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

CORPORATE MATTERS

    The reverse stock split would have the following effects on the number of AMIC's shares of common stock outstanding:

     each three (3) shares of Old Common Stock owned by a stockholder would be exchanged for one (1) share of New Common Stock;

     the number of shares of common stock issued and outstanding will be reduced from approximately twenty-five million (25,000,000) shares to approximately eight million three hundred thirty-three thousand (8,333,000) shares;

     all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, one-third (1/3) of the number of shares of common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to three (3) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefore upon exercise thereof immediately preceding the reverse stock split; and

     the number of shares reserved for issuance under AMIC's Amended 1998 Stock Incentive Plan and 1999 Supplemental Stock Incentive Plan will be reduced to one-third (1/3) of the number of shares currently reserved for such plan from 8,231,086 shares to 2,743,695 shares.

     the number of shares of our common stock for which Independence Holding Company is required to tender pursuant to the stock agreement may be decreased to preserve the use of AMIC's net operating losses for tax purposes. The cash out of fractional shares pursuant to the reverse stock split could increase the percentage ownership of certain stockholders requiring AMIC to evaluate the effect of such increases on the use of its net operating losses. Under the stock agreement, Independence Holding Company is required to commence the tender offer by February 18, 2003. Even if no adjustment to preserve the net operating losses is made, the number of shares for which Independence Holding Company is required to tender will still be reduced from three million (3,000,000) shares to one million (1,000,000) shares and the per share tender offer price will be increased from $3.00 per share to $9.00 per share. If the effective time of the reverse stock split does not occur prior to February 18, 2003, the commencement date of the tender offer will be delayed or deferred.

    The reverse stock split will be effected simultaneously for all of the common stock, and the exchange ratio of one share of New Common Stock for three shares of Old Common Stock will be the same for all of the common stock. The reverse stock split will affect all of AMIC's stockholders uniformly and will not affect any stockholder's percentage ownership interests in AMIC, except to the extent that the reverse stock split results in any of AMIC's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of fractional shares. Cash payments for fractional shares will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than three (3) shares. This, however, is not the purpose for which AMIC is proposing to effect the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. AMIC will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PAYMENT FOR FRACTIONAL SHARES

    No script or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Old Common Stock not evenly divisible by three (3) will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported on the Nasdaq National Market, during the ten (10) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein. No interest will be payable or paid on any cash payments in lieu of fractional shares.

    Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where AMIC is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

LIQUIDITY

    The liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split and by the increased number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, we cannot assure you that the reverse stock split will achieve the desired results that have been discussed above.

ACCOUNTING MATTERS

    The reverse stock split will not affect the par value of the common stock. As a result, at the effective time of the reverse stock split, the stated capital on AMIC's balance sheet attributable to the common stock will be reduced to one-third (1/3) of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer outstanding AMIC shares. All historical per share data will be restated to reflect the stock split.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

    If AMIC's stockholders approve the reverse stock split, AMIC will file an amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the amendment, which will most likely be some time shortly after the filing of the amendment and which AMIC refers to as the 'effective time.' Beginning at the effective time, each certificate representing shares of Old Common Stock will be deemed for all corporate purposes to evidence ownership of the shares of New Common Stock.

    As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. AMIC expects that its transfer agent, Mellon Investor Services L.L.C., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old Common Stock will be asked to surrender to the exchange agent certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures to be set forth in the letter of transmittal AMIC sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any share of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for a share of New Common Stock. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

NO DISSENTER'S RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW

    AMIC's stockholders are not entitled to dissenter's rights under the Delaware General Corporation Law or the case law thereunder with respect to the reverse stock split, and AMIC will not independently provide stockholders with any such right.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

    The following is a summary of certain material federal income tax consequences of the reverse stock split to certain holders of shares of Old Common Stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended (the 'Code'), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof) as of the date hereof, all of which is subject to change retroactively as well as prospectively. AMIC's view regarding the tax consequences of the reverse stock split is not binding upon the Internal Revenue Service or the courts, and we cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed below.

    This summary assumes that the shares of Old Common Stock were, and the shares of New Common Stock will be, held as a 'capital asset,' as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss any state, local, foreign or minimum income or other tax consequences. In addition, this summary does not address the tax consequences applicable to a holder's particular circumstances or to holders that are subject to special tax rules, including without limitation banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities and persons who hold shares of Old Common Stock as a position in a hedging transaction, 'straddle', 'conversion transaction' or other risk reduction transaction). THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT.

    Other than the cash payments, if any, received by a stockholder in lieu of fractional shares as discussed below, no gain or loss will be recognized by a stockholder upon such stockholder's exchange of shares of Old Common Stock for shares of New Common Stock pursuant to the reverse stock split. The aggregate tax basis of the shares of New Common Stock received pursuant to the reverse stock split (including any fraction of a share of New Common Stock deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares of Old Common Stock exchanged therefor. Stockholders who receive cash in lieu of fractional share interests in the shares of New Common Stock as a result of the reverse stock split will be treated as having received the fractional shares pursuant to the reverse stock split and then as having exchanged the fractional shares for cash in a redemption by AMIC, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the shares of Old Common Stock were held for more than one year. The stockholder's holding period for shares of New Common Stock will include the period during which the stockholder held shares of Old Common Stock surrendered in the reverse stock split.

              VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of the holders of a majority of all outstanding shares of common stock entitled to vote on this proposal will be required for approval of the amendment. Madison Investors Corporation has informed the board of directors that it intends to vote for the proposal. As Madison Investors Corporation holds 5,000,000 shares of common stock, representing 19.9% of the outstanding shares, only 7,591,851 shares, representing 30.1% of the outstanding shares as of the record date will be necessary to approve the proposal.

RECOMMENDATION

    The board of directors recommends that you vote FOR the proposal to approve and adopt the amendment to the Second Amended and Restated Certificate of Incorporation.

                   BENEFICIAL OWNERSHIP OF AMIC COMMON STOCK

    The following beneficial ownership table sets forth information as of November 30, 2002, regarding beneficial ownership of shares of AMIC common stock by the following persons:

     each person who is known to AMIC to own beneficially more than 5% of the outstanding shares of AMIC common stock, based upon AMIC's records or the records of the Securities and Exchange Commission;


     each director of AMIC as of such date;


     each person that served as chief executive officer during the last fiscal year;

     each of AMIC's four most highly compensated executive officers, other than AMIC's chief executive officer, who were serving as executive officers at the end of the last fiscal year;


     up to two additional persons who would have been one of AMIC's four most highly compensated executive officers but for the fact they were not serving as AMIC's executive officers at the end of the last fiscal year; and



     all such directors and executive officers of AMIC as a group.



    Unless otherwise indicated, to AMIC's knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of AMIC common stock. Shares of AMIC common stock subject to options or warrants exercisable within 60 days of November 30, 2002, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.


                                                                NUMBER OF          PERCENTAGE OF
                                                           COMMON STOCK SHARES   OUTSTANDING SHARES
                NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED    BENEFICIALLY OWNED
                ------------------------                   ------------------    ------------------
Executive Officers and Directors:
    Edward A. Bennett(1).................................         264,063                1.0%
    Edward Netter(2).....................................              --                 --
    Robert C. Harris, Jr.(3).............................         220,626                  *
    Ronald I. Simon(4)...................................         165,251                  *
    Roy T.K. Thung(5)....................................         100,000                 --
    George L. Hernandez(6)...............................          50,000                  *
    As a Group...........................................         799,940                3.1%
5% Beneficial Owners(7):
    Madison Investors Corporation(8).....................       5,000,000               19.9%
    Mediacom LLC(9)......................................       2,200,000                8.7%
    White Rock Capital Management, L.P.(10)..............       1,738,800                6.9%

---------

   * Less than 1% of the outstanding shares of AMIC common stock.

 (1) Includes 249,063 shares issuable pursuant to options exercisable within 60 days of November 30, 2002.

 (2) According to (i) information disclosed in Amendment No. 35 to Schedule 13D dated May 9, 2001, of Geneve Holdings, Inc. (together with its affiliates, 'GHI') supplemented by (ii) information provided to IHC by GHI in response to an IHC questionnaire, a group consisting of GHI and

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     certain of its affiliates are the beneficial owners of 4,530,895 shares of common stock of IHC, which represents 58% of the outstanding common stock of IHC as of November 30, 2002. Madison Investors Corporation ('MIC') is a wholly-owned subsidiary of IHC and owns 5,000,000 shares of the Company's common stock. Mr. Netter, Chairman and a Director of IHC, is an Executive Officer and a Director of GHI. Mr. Netter and members of his family control GHI by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of the Company's common stock owned by MIC.

 (3) Constitutes 220,626 shares issuable pursuant to options exercisable within 60 days of November 30, 2002.


 (4) Includes 140,293 shares issuable pursuant to options exercisable within 60 days of November 30, 2002.


 (5) Contitutes 100,000 shares issuable pursuant to options excercisable within 60 days of November 30, 2002.

 (6) Constitutes 50,000 shares issuable pursuant to options exercisable within 60 days of November 30, 2002.

 (7) Based on filings by such owners with the Securities and Exchange
     Commission.

 (8) Business address is 96 Cummings Print Road, Stamford, CT 06902.

 (9) Business address is 100 Crystal Run Road, Middletown, NY 10941.

(10) Includes shares that may be deemed to be beneficially owned by White Rock Capital Partners, L.P.; White Rock Capital Management, L.P.; White Rock Capital, Inc.; Thomas U. Barton; and Joseph U. Burton.

                             ADDITIONAL INFORMATION

DEADLINE FOR STOCKHOLDER PROPOSALS

    We will hold an annual meeting of stockholders in the year 2003. In order to have been considered for inclusion in our proxy materials for that meeting, stockholders' proposals must have been received at our principal executive offices no later than January 1, 2003.

                                 OTHER MATTERS

    The board of directors knows of no other matter that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ David T. Kettig
                                          .....................................
                                          DAVID T. KETTIG
                                          Chief Operating Officer and Secretary

New York, New York
January 3, 2003

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN INDEPENDENCE CORP.

    AMERICAN INDEPENDENCE CORP., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the 'Corporation'), DOES HEREBY CERTIFY THAT:

        FIRST: The name of the Corporation is 'American Independence Corp.'

        SECOND: The Second Amended and Restated Certificate of Incorporation was filed by the Secretary of State on November 14, 2002.

        THIRD: The Second Amended and Restated Certificate of Incorporation is hereby amended to effect a one-for-three reverse stock split of the issued and outstanding Common Stock.

        FOURTH: To accomplish the foregoing amendment, a new paragraph to Article FOURTH of the Second Amended and Restated Certificate of Incorporation shall be added as follows and as paragraph 4(C) thereunder:

           '(C) As of [________________] at [__________]. (__________ time) (the
       'Effective Time'), each three (3) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the 'Old Common Stock') shall automatically be combined and reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the 'Reverse Stock Split'). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Holders of shares of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formally representing shares of Old Common Stock, in lieu of such fractional share, an amount in cash equal to the product of (i) the decimal remainder resulting from dividing the total number of shares of Old Common Stock held by three (3), which remainder is then multiplied by three (3), and (ii) the average of the closing price per share of the Old Common Stock on the ten (10) trading days immediately preceding the date that is five (5) days prior to the Effective Time or, if no such sale takes place on such days, the closing price per share on the next prior day on which a sale took place, in each case as reported on the Nasdaq National Market. No interest shall be payable on cash payments for fractional shares.'

        FIFTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board of directors and stockholders, respectively, in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation to be executed by a
duly authorized officer of the Corporation this    day of         , 2003.

                                          AMERICAN INDEPENDENCE CORP.

                                          ......................................
                                          David T. Kettig, Chief Operating
                                          Officer and Secretary

                                                                      Appendix I

                                                          Please mark
                                                          your vote as   ---
                                                          indicated in    X
                                                          this example   ---

     Approval and adoption of an
amendment to AMIC's Second Amended and             FOR     AGAINST     ABSTAIN
Restated Certificate of Incorporation to
effect a one-for-three reverse split of            [ ]       [ ]         [ ]
the outstanding shares of the common
stock of AMIC and authorization for the
Board of Directors not to file the
amendment to the Second Amended and
Restated Certificate of Incorporation
and not implement the reverse stock
split if, after the Special Meeting of
Stockholders on February 13, 2003, the
Board of Directors determines that it
would not be in the best interests of
AMIC to effect the reverse stock split.

                                        In their discretion, the Proxies are
                                        authorized, to the extent permitted by
                                        the rules of the Securities and Exchange
                                        Commission, to vote upon such other
                                        business as may properly come before the meeting and any adjournment or postponement thereof.

                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature______________ Date_______ Signature______________ Date_______

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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




AMERICAN INDEPENDENCE CORP.
485 Madison Avenue
New York, New York 10022

          PROXY - Special Meeting of Stockholders - February 13, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David T. Kettig and Teresa A. Herbert severally as proxies, each with the power to appoint his or her substitute, and hereby authorizes either or both of them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of American Independence Corp. ("AMIC") held of record by the undersigned on January 2, 2003, at the Special Meeting of Stockholders to be held on February 13, 2003, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL, AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 (Continued, and to be signed, on Reverse Side)

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